Exhibit 10.1
AMENDMENT TO EMPLOYMENT AGREEMENT
This AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is dated effective ______, 2024, and serves to amend the Employment Agreement entered into by and between [Royal Gold, Inc., a Delaware corporation][Royal Gold Corporation, a corporation organized under the laws of Canada] (the “Company”), and __________________ (“Executive” and, together with the Company, the “Parties”), on ____________, 20__, (as amended, the “Agreement”). All capitalized terms not defined herein shall have the meaning set forth in the Agreement.
WHEREAS, the Parties have previously entered into the Agreement to set forth the terms and conditions of Executive’s employment and, among other terms, to set forth certain matters related to a change in control of the Company;
WHEREAS, the Company previously adopted the 2015 Omnibus Long-Term Incentive Plan (the “Plan”), which sets forth circumstances constituting a change in control for purposes of the Plan; and
WHEREAS, the Parties desire to amend the Agreement to conform certain elements of the definition of “Change of Control” in the Agreement with the definition of “Change in Control” as used in the Plan.
NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows.
1.The final paragraph of Section 5(e) of the Agreement is hereby replaced in its entirety with the following:
“For purposes of this Agreement, “Change of Control” means the occurrence of any of the following:
(i)    the consummation of any direct or indirect sale, lease, transfer, conveyance, or other disposition (other than by way of reorganization, merger, or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of [the Company][Royal Gold, Inc.] and its subsidiaries, taken as a whole, to any person or group (other than a person that, prior to such transaction or series of related transactions, is controlled directly or indirectly by [the Company][Royal Gold, Inc.]);
(ii)    a transaction or a series of related transactions whereby any person or group (other than a person that, prior to such transaction or series of related transactions, is controlled directly or indirectly by [the Company][Royal Gold, Inc.]) becomes the beneficial owner of more than fifty percent (50%) of the total voting power of the voting stock of [the Company][Royal Gold, Inc.], on a fully diluted basis;
(iii)    [the Company][Royal Gold, Inc.] consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, [the Company][Royal Gold, Inc.] (regardless of whether [the Company][Royal Gold, Inc.] is the surviving person), other than any such transaction in which the stockholders of [the Company][Royal Gold, Inc.] before such transaction own directly or indirectly at least a majority of the voting power of the voting stock of the surviving person in such reorganization, merger, or consolidation transaction immediately after such transaction;
(iv)    during any period of two (2) consecutive years, members who at the beginning of such period constituted the Board shall have ceased for any reason to constitute a majority thereof, unless the election, or nomination for election, by [the Company][Royal Gold, Inc.]’s equity holders of each director shall have been approved by the vote of at least a majority of the directors (A) then still in office and (B) either who were directors at the beginning of such period or whose election or nomination for election was previously so approved (so long as such director was not nominated by a person who has expressed an intent to effect a Change of Control or engage in a proxy or other control contest); or
(v)    the stockholders of [the Company][Royal Gold, Inc.] adopt a plan or proposal for the liquidation, winding up, or dissolution of [the Company][Royal Gold, Inc].”
2.The following definitions are hereby appended to the end of Section 12(t) of the Agreement:
“(iv)    “group” shall have the meaning set forth in Sections 13(d) and 14(d)(2) of the Exchange Act; and
(v)    “person” shall have the meaning set forth in Sections 13(d) and 14(d)(2) of the Exchange Act.”
3.The Parties hereto acknowledge and agree that the Agreement, as amended by this Amendment, shall remain in full force and effect and, except as specifically stated herein, is otherwise unmodified and that this Amendment does not alter, amend, modify or affect any other agreement between the Parties. Any reference in the Agreement to “this Agreement” shall be deemed to mean “the Agreement, as amended.”
IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment to be effective as of the date written above.
[ROYAL GOLD, INC.]
[ROYAL GOLD CORPORATION]
By:
Name:
Title:
EXECUTIVE
By:
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